Strategic Partners Style Specific Funds
For the period ended 01/31/06
File number 811-09439

SUB-ITEM 77D
Policies With Respect to Security Investment


STRATEGIC PARTNERS STYLE SPECIFIC FUNDS

Strategic Partners Small Capitalization Growth Fund

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077

OCTOBER 14, 2005

TO THE SHAREHOLDERS:

On June 23, 2005, at a meeting of the Board of Trustees of Strategic Partners Style Specific Funds
(the "Trust"), the Trustees approved a new subadvisory agreement for the Trust's Strategic
Partners Small Capitalization Growth Fund (the
"Fund"). The parties to the subadvisory agreement are Prudential Investments LLC (the Trust's investment manager), and Transamerica Investment
Management, LLC. ("TIM"). This information statement describes the circumstances surrounding the Board's approval of the new subadvisory agreement and provides you with an overview of its terms. Prudential Investments LLC will continue as the Fund's investment manager. This information statement does not require any action by you. It is provided to inform you about the new subadvisory agreement.

By order of the Board.



DEBORAH A. DOCS
Secretary"

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING
YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND
US A PROXY.

(This page intentionally left blank.)

STRATEGIC PARTNERS STYLE SPECIFIC FUNDS

Strategic Partners Small Capitalization Growth Fund

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077
(800) 225-1852

INFORMATION STATEMENT

OCTOBER 14, 2005

This information statement is being furnished to shareholders investing in the Strategic Partners
Small Capitalization Growth Fund (the Fund). which is a series of Strategic Partners Style Specific
Funds (the Trust), in lieu of a proxy statement, pursuant to the terms of an order granted to us by the Securities and Exchange Commission (SEC). The order permit the Trust's manager to hire new unaffiliated subadvisers and to make certain changes to existing subadvisory contracts with the approval of the Board of Trustees, without obtaining shareholder approval.

The Trust is a management investment company registered under the Investment Company Act of 1940, as amended (the Investment Company Act), and is organized as a Delaware statutory trust. The
Trust's trustees are referred to herein as the "Board," "Board Members" or "Trustees." The Trust's principal executive office is Gateway Center Three, 100 Mulberry Street. Newark. New Jersey 07102-4077.
The Trust consists of multiple separate investment series, including the Fund.

We are providing shareholders investing in the Fund as of August 26, 2005 with this information statement. This information statement relates to the approval by the Trustees of a new subadvisory agreement dated as of August 4, 2005 (the
Subadvisory Agreement) between Prudential
Investments LLC ("PI" or the "Manager") and
Transamerica Investment Management, LLC ("TIM"), a member of the AEGON Group, with respect to the Fund, a copy of which is attached hereto as Exhibit
A . On or about August 4, 2005, TIM acquired
Westcap Investors, LLC ("Westcap"). The change in corporate ownership of Westcap is a change in control, which, effective August 4, 2005, results in a termination of the subadvisory agreement dated
July 24, 2003, between PI and Westcap. The
Trustees, including a majority of the Trustees who were not parties to the agreement and were not interested persons of those parties, as defined in the Investment Company Act (the Independent
Trustees), last approved the subadvisory agreement between PI and Westcap on May 25, 2004. In anticipation of the acquisition of Westcap by TIM
(the "Acquisition"), the Trustees met on June 23,
2005 to approve the Subadvisory Agreement between PI and TIM, which is substantially similar to the subadvisory agreement between PI and Westcap. As indicated by PI at the June 23, 2005 meeting, based on statements by representatives of Westcap to PI, the Acquisition is not expected to result in any changes in the management, operation or investment of the segment of the Fund managed by Westcap.

TIM will pay for the costs associated with preparing and distributing this information statement. This information statement will be mailed on or about October 14, 2005.

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING
YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND
US A PROXY.

                       1

The Manager

PI, located at Gateway Center Three, 100 Mulberry
Street, Newark, New Jersey 07102-4077, serves as the Trust's manager under a management agreement dated as of August 25, 1999. PI is a wholly-owned subsidiary of PIFM Holdco, Inc., which is a wholly-owned subsidiary of Prudential Asset Management
Holding Company, which is a wholly-owned subsidiary of Prudential Financial. Inc. As of June 30, 2005,
PI served as the investment manager to all of the Prudential U.S. and offshore registered investment companies, and as the administrator to closed-end investment companies, with aggregate assets of approximately $90.1 billion. Information concerning the Trust's current management arrangements can be found in Exhibit B . Information concerning officers of the Trust is set forth in Exhibit C .

Shareholder Reports

The Fund's most recent annual report for the fiscal year ended July 31, 2005 has been sent to shareholders, and may be obtained without charge by writing to the Trust at Gateway Center Three, 100
Mulberry Street, Newark, New Jersey 07102-4077 or by calling (800) 225-1852 (toll free). The Fund may send one annual shareholder report, one semi-annual shareholder report and one annual prospectus per household, unless you instruct the Fund or your broker otherwise.

Shareholder Information

Information on share ownership of any class of the Fund is set forth in Exhibit E .

NEW SUBADVISORY AGREEMENT

On June 23, 2005, the Trustees, including the
Independent Trustees, (as defined in the Investment
Company Act), unanimously approved the Subadvisory
Agreement.

The Subadvisory Agreement between PI and TIM contains terms and conditions similar to those of the preceding subadvisory agreement between PI and Westcap. (See "Terms of the Subadvisory Agreement" below for a description of the new agreement.) TIM renders investment advice to the Fund in accordance with the investment objective and policies of the Fund as established by the Trustees and also makes investment decisions to purchase and sell securities on behalf of the Fund, subject to the supervision of PI. PI, not the Fund, pays an advisory fee to the subadviser. Therefore, the approval of the Subadvisory Agreement does not mean any change in advisory fees paid by the Fund.

Section 15 of the Investment Company Act requires that a majority of a mutual fund's outstanding voting securities approve the Fund's subadvisory agreements. However, on September 11, 1996, the SEC issued an order granting exemptive relief from certain requirements of Section 15 to PI and any current or future management investment company managed by PI, provided that such investment company complies with the conditions of the order.
According to the SEC's order, which is subject to a number of conditions, PI may enter into subadvisory agreements on behalf of certain funds without receiving prior shareholder approval.

Board Consideration of Subadvisory Agreement

At an in-person meeting of the Board held on June
23, 2005 at which a majority of the Trustees were in attendance (including a majority of the Independent Trustees), the Board of Trustees considered whether the approval of the new
Subadvisory Agreement was in the best interests of the Fund. Before approving the new subadvisory agreement, the Trustees received information and presentations from representatives of Westcap and the Adviser concerning a decision by Westcap to sell Westcap to Transamerica Investment Management,
LLC ("TIM") in or around August 2005. In approving the new subadvisory agreement, the Board, including the Independent Trustees advised by independent legal counsel, considered and concluded the following.

The Trustees considered that, pursuant to the provisions of the Investment Company Act, the acquisition of Westcap by TIM in August 2005 would result in a change of control of Westcap, thereby triggering the automatic

                       2

termination of the existing subadvisory agreement between PI and Westcap. The Trustees also considered Westcap's representation that the acquisition of Westcap by TIM was not expected to result in any changes in the management, operation, fees or investment policies of the segment of the Fund managed by Westcap.

Although approval of the new subadvisory agreement with TIM was necessary in order to comply with the legal requirements of the Investment Company Act relating to Westcap's change of control, the Trustees noted that their approval of the new
Subadvisory Agreement also took into account certain other factors, including the nature, quality and extent of Westcap's services, the investment performance of the Fund and Westcap, the costs of services furnished by Westcap, and other benefits to Westcap or its affiliates from serving as subadviser. The Board concluded that the Fund would benefit from the continuation of the services of Westcap following its acquisition by TIM by reason of Westcap's experience, reputation, personnel, operations and resources, that the performance of the Fund and its subadvisers was under review consistent with the practices of the Fund, that the fees would remain unchanged and were reasonable, and that other benefits to Westcap were consistent with those received by other subadvisers to mutual funds.

Based upon their review, the Trustees concluded that the new Subadvisory Agreement with TIM would be in the best interests of the Fund and its investors. Accordingly, after consideration of the above information, and such other factors and information as they deemed relevant the Trustees, including the Independent Trustees, unanimously approved the new Subadvisory Agreement with TIM.

Information Concerning TIM

TIM, a member of the Aegon group, founded in 1967 as Transamerica Investment Services, Inc., manages more than $22 billion in assets for mutual funds, funds of funds, retirement plans, separately managed accounts, institutional accounts, pension funds and variable insurance products. TIM is headquartered in Los Angeles with major offices in Dayton, OH and Denver, CO. Following the acquisition, TIM's and Westcap's Los Angeles-based investment operations will be combined and TIM will maintain its operations in Dayton, OH and Denver, CO.

AEGON N.V., with its headquarters in the Netherlands, is the holding company of one of the world's largest listed life insurance groups ranked by market capitalization and assets.

Like Westcap, TIM's investment process is a fundamental and research-driven approach to investing in high quality companies with sustainable business models. TIM's investment strategies include growth and value equity, fixed-income and convertible securities.

Exhibit D contains information about the other mutual funds managed by TIM with investment objectives and strategies similar to those of the Fund. Exhibit D also lists the principal executive officers and directors of TIM.

Terms of the Subadvisory Agreement

The following summary of the Subadvisory Agreement is qualified in its entirety by reference to the copy of the Subadvisory Agreement attached as Exhibit A to this information statement.

Under the Subadvisory Agreement TIM is compensated by PI (and not the Fund) at an annual rate of 0.50% of the average daily net assets of the Fund. This annual rate is unchanged from the preceding subadvisory agreement between PI and Westcap.

The Subadvisory Agreement provides that subject to PI and the Board of Trustees' supervision, TIM is responsible for managing the investment operations of the Fund and for making investment decisions and placing orders to purchase and sell securities for such portion of the Fund, all in accordance with the investment objective and policies of the Fund as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board of Trustees.
In accordance with the requirements of the Investment Company Act, TIM will provide PI with all books and records relating to the transactions they execute and render to the Trustees such periodic and special reports as the Board of Trustees may reasonably request.

                      3

The Subadvisory Agreement will remain in full force and effect for a period of two years from the date of its execution, and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the Investment Company Act) of the Fund, or by the Board of Trustees, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval: provided. however, that (1) the Subadvisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund,
(2) the Subadvisory Agreement will terminate immediately in the event of its assignment (within the meaning of the Investment Company Act) or upon the termination of the Trust's management agreement with PI, and (3) the Subadvisory Agreement may be terminated at any time by TIM or PI on not more than 60 days' nor less than 30 days' written notice to the other party to the Subadvisory Agreement.

The Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, TIM will not be liable for any act or omission in connection with its activities as subadviser to the Fund.

Shareholder Proposals

As a Delaware statutory trust the Trust is not required to hold annual meetings of shareholders and the Trustees currently do not intend to hold such meetings unless shareholder action is required in accordance with the Investment Company Act or the Trust's Declaration of Trust. A shareholder proposal intended to be presented at any meeting of shareholders of the Fund must be received by the Fund a reasonable time before the Trustees' solicitation relating thereto is made in order to be included in the Fund's proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.


Deborah A. Docs
Secretary

Dated: October 14, 2005

                       4


EXHIBIT A

STRATEGIC PARTNERS STYLE SPECIFIC FUNDS

Strategic Partners Small Capitalization Growth Fund

Subadvisory Agreement

Agreement made as of this 4th day of August, 2005, between Prudential Investments LLC (PI or the
Manager), a New York limited liability company, and Transamerica Investment Management, LLC
("Transamerica"or the "Subadviser").

WHEREAS, the Manager has entered into separate
Management Agreements (each, a Management
Agreement) (i) dated August 25, 1999, with
Strategic Partners Style Specific Funds and
(ii) dated November 9, 1992, with The Target
Portfolio Trust (together with Strategic Partners
Style Specific Funds, the Trusts). Each Trust is a
Delaware statutory trust and a diversified, open-end management investment company registered under the Investment Company Act of 1940 as amended (the
1940 Act). Under each Management Agreement, PI acts as Manager of the Trusts; and

WHEREAS, the Manager desires to retain the Subadviser to provide investment advisory services to each Trust and one or more of each Trust's respective series as specified in Schedule A hereto
(individually and collectively, with the Trusts, referred to herein as the Fund) and to manage such portion of the Fund as the Manager shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1. (a) Subject to the supervision of the Manager and the Board of Trustees of the Fund, the Subadviser shall manage such portion of the Fund's portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Prospectus (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus"), and subject to the following understandings:

(i) The Subadviser shall provide supervision of such portion of the Fund's investments as the Manager shall direct and shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested as cash.

(ii)  In the performance of its duties and
obligations under this Agreement, the Subadviser shall act in conformity with the copies of the Declaration of Trust, By-Laws and Prospectus of the Fund provided to it by the Manager (the Fund
Documents) and with the instructions and directions of the Manager and of the Board of Trustees of the Fund, co-operate with the Manager's (or its designee's) personnel responsible for monitoring the Fund's compliance and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations. In connection therewith, the
Subadviser shall, among other things, prepare and file such reports as are, or may in the future be, required by the Securities and Exchange Commission
(the Commission). The Manager shall provide
Subadviser timely with copies of any updated Fund documents.

(iii)  The Subadviser shall determine the
securities and futures contracts to be purchased or sold by such portion of the Fund's portfolio, as applicable, and will place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated (or any broker or dealer affiliated with the Subadviser) to carry out the policy with respect to brokerage as set forth in the Fund's Prospectus or as the

                      A-1

Board of Trustees may direct from time to time. In providing the Fund with investment supervision, it is recognized that the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser's other clients may be a party. The Manager (or Subadviser) to the Fund each shall have discretion to effect investment transactions for the Fund through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the
Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in
Section 28(e) of the Securities Exchange Act of
1934, as amended (the "1934 Act"), and to cause the Fund to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Manager (or the Subadviser) with respect to the Fund and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission..

On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

(iv) The Subadviser shall maintain all books and records with respect to the Fund's portfolio transactions effected by it as required by subparagraphs (b)(5), (6), (7), (9), (10) and (11)
and paragraph (f) of Rule 31a-1 under the 1940 Act, and shall render to the Fund's Board of Trustees such periodic and special reports as the Trustees may reasonably request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the Trustees or officers or employees of the Fund with respect to any matter discussed herein, including, without limitation, the valuation of the Fund's securities.

(v) The Subadviser or its affiliate shall provide the Fund's Custodian on each business day with information relating to all transactions concerning the portion of the Fund's assets it manages, and shall provide the Manager with such information upon request of the Manager.

(vi) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, Subadviser and Manager understand and agree that if the Manager manages the Fund in a "manager-of-managers" style, the Manager will, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with such Subadviser,
(ii) periodically make recommendations to the Fund's Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Fund's Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

(vii) The Subadviser acknowledges that the Manager and the Fund intend to rely on Rule 17a-10 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with

                       A-2

any other subadviser to the Fund with respect to transactions in securities for the Fund's portfolio or any other transactions of Fund assets.

(b) The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Fund to serve in the capacities in which they are elected.
Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.

(c) The Subadviser shall keep the Fund's books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof and shall timely furnish to the Manager all information relating to the Subadviser's services hereunder needed by the Manager to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The
Subadviser agrees that all records which it maintains for the Fund are the property of the Fund, and the Subadviser will surrender promptly to the Fund any of such records upon the Fund's request, provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

(d) In connection with its duties under this Agreement, the Subadviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment
Advisers Act of 1940, as amended, and other applicable state and federal regulations.

(e) The Subadviser shall furnish to the Manager copies of all records prepared in connection with
(i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Manager may reasonably request.

(f) The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Fund's portfolio, subject to such reporting and other requirements as shall be established by the Manager.

2.  The Manager shall continue to have
responsibility for all services to be provided to the Fund pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser's performance of its duties under this Agreement. The Manager shall provide (or cause the Fund's custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Fund managed by the Subadviser, cash requirements and cash available for investment in such portion of the Fund, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board of Trustees of the Fund that affect the duties of the Subadviser).

3. For the services provided and the expenses assumed pursuant to this Agreement, the Manager shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Fund's average daily net assets of the portion of the Fund managed by the Subadviser as described in the attached Schedule A. Liability for payment of compensation by the Manager to the Subadviser under this Agreement is contingent upon the Manager's receipt of payment from the Fund for management services described under the Management Agreement between the Fund and the Manager. Expense caps or fee waivers for the Fund that may be agreed to by the Manager, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Manager.

4. The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Fund or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Manager or the Fund may have against the Subadviser under federal or state securities laws. The Manager shall indemnify the

                      A-3

Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys fees, which may be sustained as a result of the Manager's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The
Subadviser shall indemnify the Manager, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Subadviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager or the Subadviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management
Agreement. The Subadviser agrees that it will promptly notify the Fund and the Manager of the occurrence or anticipated occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change or anticipated change in control (as defined in the 1940 Act) of the Subadviser; provided that the Subadviser need not provide notice of such an anticipated event before the anticipated event is a matter of public record.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at Gateway Center Three, 4th Floor, 100 Mulberry
Street, Newark, NJ 07102-4077, Attention:
Secretary; (2) to the Fund at Gateway Center Three,
4th Floor, 100 Mulberry Street, Newark, NJ 07102-
4077, Attention: Secretary; or (3) to the
Subadviser at 11111 Santa Monica Blvd., Suite 820,
Los Angeles, CA 90025, Attention: Geoffrey I. Edelstein.

6. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's directors, officers or employees who may also be a Trustee, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

7. During the term of this Agreement, the Manager agrees to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof.
Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

8.  This Agreement may be amended by mutual
consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

9. This Agreement shall be governed by the laws of the State of New York.

10. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United
States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the

                        A-4

Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC

 /S/  ROBERT F. GUNIA
Name:  Robert F. Gunia
Title:  Executive Vice President & Chief
Administrative Officer

TRANSAMERICA INVESTMENT MANAGEMENT, LLC

/S/JOHN O. RIAZZI
Name:  John O. Riazzi
Title:  Chief Exective Officer

                       A-5

Schedule A

As compensation for services provided by Transamerica Investment Management, LLC, Prudential
Investments LLC ("PI") will pay Transamerica
Investment Management, LLC a fee equal, on an annualized basis, pursuant to the following schedule:


FUND/SERIES:                                         ANNUAL FEE
                                                     (AS A % OF
                                                     AVERAGE NET
                                                      ASSETS):

Strategic Partners Style Specific Funds
Strategic Partners Small
Capitalization Growth Fund                             0.50%

The Target Portfolio Trust
Small Capitalization Growth Portfolio                  0.50%


Dated as of August 4, 2005

                       A-6

EXHIBIT B

MANAGEMENT OF THE TRUST

The Manager

Prudential Investments LLC ("PI"), Gateway Center
Three, 100 Mulberry Street, Newark, New Jersey
07102-4077, serves as the Trust's Manager under a management agreement (the Management Agreement) dated as of August 25, 1999, and renewed thereafter as required by the Investment Company Act of 1940, as amended (the "Investment Company Act").

The Management Agreement was last approved by the Trustees of the Trust, including a majority of the Independent Trustees (as defined in the Investment
Company Act) on June 23, 2005.

Terms of the Management Agreement

Pursuant to the Management Agreement with the Trust, PI is subject to the supervision of the Trustees and, in conformity with the stated policies of the Fund, manages both the investment operations of the Fund, and the composition of the Fund's investment portfolio, including the purchase, retention and disposition of portfolio securities. The Manager is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Fund. The Manager will continue to have responsibility for all investment advisory services furnished pursuant to any such investment advisory agreements.

The Manager reviews the performance of all subadvisers engaged for the Trust, and makes recommendations to the Trustees with respect to the retention and renewal of contracts. In connection therewith, the Manager is obligated to keep certain books and records of the Trust. The Manager also administers the Trust's business affairs and, in connection therewith, furnishes the Trust with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by the Bank of New York (the
Trust's custodian), and Prudential Mutual Fund
Services LLC (PMFS), the Trust's transfer and dividend disbursing agent. The management services of the Manager for the Trust are not exclusive under the terms of the Management Agreement and the Manager is free to, and does, render management services to others.

The Manager has authorized any of its trustees, officers and employees who have been elected as Trustees or officers of the Trust to serve in the capacities in which they have been elected. All services furnished by the Manager under the Management Agreement may be furnished by any such Trustees, officers or employees of the Manager.

In connection with its management of the business affairs of the Trust, the Manager bears the following expenses:

(a) the salaries and expenses of all of its and the Trust's personnel, except the fees and expenses of Trustees who are not affiliated persons of the Manager or the Trust's subadvisers;

(b) all expenses incurred by the Manager or by the Trust in connection with managing the ordinary course of the Trust's business, other than those assumed by the Trust, as described below; and

(c) the fees payable to each subadviser pursuant to the subadvisory agreement between the Manager and each subadviser.

For its services, the Manager is compensated by the Trust at the rate of 0.70% of the Trust's average daily net assets.

Under the terms of the Management Agreement. the Trust is responsible for the payment of the following expenses: (a) the fees payable to the Manager, (b) the fees and expenses of Trustees who are not affiliated persons of the Manager or the Trust's subadvisers, (c) the fees and certain expenses of the Trust's custodian and transfer and dividend disbursing agent, including the cost of providing records to the Manager in

                        B-1

connection with their obligation of maintaining required records of the Trust and of pricing Trust shares, (d) the charges and expenses of the Trust's legal counsel and Independent accountants, (e) brokerage commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities transactions, (f) all taxes and corporate fees payable by the Trust to governmental agencies, (g) the fees of any trade associations of which the Trust may be a member, (h) the cost of share certificates representing shares of the Trust, (i) the cost of fidelity and liability insurance, (j) the fees and expenses involved in registering and maintaining registration of the Trust and of its shares with the SEC and qualifying the Trust's shares under state securities laws, including the preparation and printing of the Trust's registration statements and prospectuses for such purposes, (k) allocable communications expenses with respect to investor services and all expenses of shareholder and Board meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to shareholders in the amount necessary for distribution to the shareholders, and (l) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business.

The Management Agreement provides that the Manager will not be liable for any error of judgment or for any loss suffered by the Trust in connection with the matters to which the Management Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Management
Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act. The Management Agreement also provides that it will terminate automatically if assigned and that it may be terminated without penalty by the Trustees, by vote of a majority of the Trust's outstanding voting securities (as defined in the Investment Company Act) or by PI, upon not more than 60 days' nor less than 30 days' written notice.

Information About PI

PI acts as manager or co-manager for the following investment companies, in addition to the Trust:

American Skandia Trust, Cash Accumulation Trust,
The Asia Pacific Fund, Inc., The High Yield Income
Fund, Inc., Dryden Ultra Short Bond Fund, Nicho]as-
Applegate Fund, Inc., Nicholas-App]egate Growth
Equity Fund, Dryden California Municipal Fund,
Strategic Partners Equity Fund, Inc., Prudential's
Gibraltar Fund, Inc., Dryden Global Total Return
Fund, Inc., Dryden Government Income Fund, Inc.,
Dryden Government Securities Trust, Dryden High
Yield Fund, Inc., Dryden Index Series Fund,
Prudential Institutional Liquidity Portfolio, Inc.,
MoneyMart Assets, Inc., Dryden Municipal Bond Fund,
Dryden Municipal Series Fund, Dryden Small
Capitalization Core Equity Fund, Inc., Dryden Core
Investment Fund, Inc., Dryden National Municipal s
Fund, Inc., Jennison Natural Resources Fund, Inc.,
Strategic Partners Real Estate Securities Fund,
Jennison Sector Funds, Inc., Dryden Short-Term Bond
Fund, Inc., Jennison Small Company Fund, Inc.,
Prudential Tax-Free Money Fund, Inc., Dryden Tax-
Managed Funds, Dryden Tax-Managed Small Cap Fund,
Inc., Dryden Total Return Bond Fund, Inc., Jennison
20/20 Focus Fund, Jennison U.S. Emerging Growth
Fund, Inc., Jennison Value Fund, Prudential World
Fund, Inc., Special Money Market Fund, Inc.,
Strategic Partners Asset Allocation Funds,
Strategic Partners Opportunity Funds, Strategic
Partners Style Specific Funds, Strategic Partners
Mutual Funds, Inc., The Prudential Investment
Portfolios, Inc., The Prudential Variable Contract
Account-2, The Prudential Variable Contract
Account-10, and The Prudential Variable Contract
Account-11.

                       B-2

PI's Directors and Officers

The business and other connections of PI's principal executive officers are set forth below.
The address of each person is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.


NAME: Robert F. Gunia
POSITION WITH PI:
Executive Vice President and Chief Administrative Officer
PRINCIPAL OCCUPATIONS:
President (since April 1999) of Prudential
Investment Management Services LLC (PIMS); Director,
Executive Vice President and Chief Administrative
Officer (since May 2003) of American Skandia
Investment Services, Inc, and American Skandia
Advisory Services, Inc.; Executive Vice President
(since March 1999) of Prudential Mutual Fund
Services LLC; formerly Senior Vice President
(March 1987-May 1999) of Prudential Securities
Incorporated (Prudential Securities); Vice President and Director (since May 1989) and Treasurer (since
1999) of The Asia Pacific Fund, Inc.


NAME: Kathryn L. Quirk
POSITION WITH PI:
Executive Vice President, Chief Legal Officer and Secretary
PRINCIPAL OCCUPATIONS:
Vice President and Corporate Counsel (since
September 2004) of Prudential; Executive Vice
President, Chief Legal Officer and Secretary (since
July 2005) of Prudential Investments LLC; previously
General Counsel, Chief Compliance Officer, Chief
Risk Officer and Corporate Secretary (1997-2002) of
Zurich Scudder Investments, Inc.


NAME: Kevin B. Osborn
POSITION WITH PI:
Executive Vice President
PRINCIPAL OCCUPATIONS:
Executive Vice President (since May 2003) of
Prudential Investments LLC and Executive Vice
President and Trustee of American Skandia Advisory
Services, Inc.


NAME: Stephen Pelletier
POSITION WITH PI:
Executive Vice President
PRINCIPAL OCCUPATIONS:
Executive Vice President, PI.


NAME: Judy A. Rice
POSITION WITH PI:
Officer-in-Charge, President, Chief Executive Officer and Chief Operating Officer
PRINCIPAL OCCUPATIONS:
Officer-in-Charge, Trustee, President, Chief
Executive Officer and Chief Operating Officer of
American Skandia Investment Services, Inc.; Officer-in-Charge, Trustee, President, Chief Executive
Officer and Chief Operating Officer of American
Skandia Advisory Services, Inc.


NAME: David R. Odenath, Jr.
POSITION WITH PI:
Executive Vice President
PRINCIPAL OCCUPATIONS:
President of Prudential Annuities (since
August 2002); Executive Vice President (since
May 2003) of American Skandia Investment Services,
Inc; Chief Executive Officer and Director (since
May 2003) of American Skandia Life Assurance
Corporation, American Skandia Information Services and Technology Corporation and Skandia U.S. Inc.;
President, Chief Executive Officer and Director
(since May 2003) of American Skandia Marketing,
Inc.; Formerly President, Chief Executive Officer,
Chief Operating Officer and Officer-In-Charge (1999-
2003) of PI; Senior Vice President (since June 1999) of Prudential; formerly Senior Vice President
(August 1993-May 1999) of PaineWebber Group, Inc.


NAME: Deborah A. Docs
POSITION WITH PI:
Vice President and Assistant Secretary
PRINCIPAL OCCUPATIONS:
Vice President and Corporate Counsel (since January
2001) of Prudential; Vice President and Assistant
Secretary (since December 1996) of Prudential Investments LLC.


NAME: Jonathan D. Shain
POSITION WITH PI:
Vice President and Assistant Secretary
PRINCIPAL OCCUPATIONS:
Vice President and Corporate Counsel (since
August 1998) of Prudential; Vice President and
Assistant Secretary (since May 2001) of Prudential
Investments LLC.

                       B-3

The Distributor and Transfer Agent

Prudential Investment Management Service LLC (PIMS or the Distributor), Gateway Center Three,
100 Mulberry Street, Newark, New Jersey 07102, acts as the distributor of the shares of the Fund under a distribution agreement with the Fund. The
Distributor is a subsidiary of Prudential. PIMS is not compensated for its services under the distribution agreement with the Trust.

Pursuant to a distribution and service plan (the
Plan) adopted under Rule 12b-1 under the Investment
Company Act, the Fund bears the expenses of distribution and service fees paid to the Distributor with respect to Class A, Class B, and
Class C shares.

The Fund's transfer agent for the fiscal year ending July 31, 2005 was Prudential Mutual Fund
Services LLC (PMFS), 100 Mulberry Street, Newark,
NJ 07102. PMFS received $50,000 for its services in connection with the Fund during the fiscal year ended July 31, 2005.

Brokerage

For the fiscal year ending July 31, 2005, the Fund paid no brokerage commissions to affiliated brokers.

                       B-4

EXHIBIT C

OFFICER INFORMATION


NAME (DATE OF BIRTH): Judy A. Rice (1/26/48)
OFFICE(S) WITH THE TRUST:
President
PRINCIPAL OCCUPATIONS:
President, Chief Executive Officer, Chief Operating
Officer and Officer-In-Charge (since 2003) of PI;
Director, Officer-in-Charge, President, Chief
Executive Officer and Chief Operating Officer (since
May 2003) of American Skandia Advisory Services, Inc.
and American Skandia Investment Services, Inc.; Vice
President (since February 1999) of Prudential
Investment Management Services LLC; President, Chief
Executive Officer and Officer-In-Charge (since
April 2003) of Prudential Mutual Fund Services LLC;
formerly various positions to Senior Vice President
(1992-1999) of Prudential Securities; and various positions to Managing Director (1975-1992) of Salomon
Smith Barney; Member of Board of Governors of the
Money Management Institute.


NAME (DATE OF BIRTH): Robert F. Gunia (12/15/46)
OFFICE(S) WITH THE TRUST:
Vice President
PRINCIPAL OCCUPATIONS:
Chief Administrative Officer (since June 1999) of PI;
Executive Vice President (since January 1996) of PI;
President (since April 1999) of PIMS; Director,
Executive Vice President and Chief Administrative
Officer (since May 2003) of American Skandia
Investment Services, Inc., and American Skandia
Advisory Services, Inc.; Executive Vice President
(since March 1999) of PMFS; formerly Senior Vice
President (March 1987-May 1999) of Prudential
Securities.


NAME (DATE OF BIRTH): Grace C. Torres (6/28/59)
OFFICE(S) WITH THE TRUST:
Treasurer and Principal Financial and Accounting Officer
PRINCIPAL OCCUPATIONS:
Senior Vice President (since September 1999) of PI;
Senior Vice President and Assistant Treasurer (since
May 2003) of ASISI and American Skandia Advisory
Services, Inc.; formerly First Vice President
(December 1996-January 2000) of PI and First Vice
President (March 1993-1999) of Prudential Securities.


NAME (DATE OF BIRTH): Deborah A. Docs (1/19/58)
OFFICE(S) WITH THE TRUST:
Secretary
PRINCIPAL OCCUPATIONS:
Vice President and Corporate Counsel (since
January 2001) of Prudential; Vice President and
Assistant Secretary (since December 1996) of PI.


NAME (DATE OF BIRTH): Jonathan D. Shain (8/9/58)
OFFICE(S) WITH THE TRUST:
Assistant Secretary
PRINCIPAL OCCUPATIONS:
Vice President and Corporate Counsel (since
August 1998) of Prudential; Vice President and
Assistant Secretary (since May 2001) of Prudential
Investments LLC.


NAME (DATE OF BIRTH): Kathryn L. Quirk (12/3/52)
OFFICE(S) WITH THE TRUST:
Chief Legal Officer
PRINCIPAL OCCUPATIONS:
Vice President and Corporate Counsel (since
September 2004) of Prudential; Executive Vice
President, Chief Legal Officer and Secretary (since
July 2005) of Prudential Investments LLC; previously
General Counsel, Chief Compliance Officer, Chief Risk
Officer and Corporate Secretary (1997-2002) of Zurich
Scudder Investments, Inc.

                        C-1

NAME (DATE OF BIRTH): Lee D. Augsburger (6/7/59)
OFFICE(S) WITH THE TRUST:
Chief Compliance Officer
PRINCIPAL OCCUPATIONS:
Vice President and Chief Compliance Officer (since
May 2003) of PI; Vice President and Chief Compliance
Officer (since October 2000) of Prudential Investment
Management, Inc.; formerly Vice President and Chief
Legal Officer-Annuities (August 1999-October 2000) of
Prudential Insurance Company of America; Vice
President and Corporate Counsel (November 1997-
August 1999) of Prudential Insurance Company of America.


NAME (DATE OF BIRTH): Maryanne Ryan (10/12/64)
OFFICE(S) WITH THE TRUST:
Anti-Money Laundering Compliance Officer
PRINCIPAL OCCUPATIONS:
Vice President, Prudential Insurance (since
November 1998), First Vice President Prudential
Securities (March 1997-May 1998); Anti-Money
Laundering Officer (since 2003) of ASISI, American
Skandia Advisory Services, Inc. and American Skandia
Marketing, Inc.

                       C-2

EXHIBIT D

OTHER FUNDS MANAGED BY TRANSAMERICA

The following table sets forth information relating to the other registered investment company portfolios for which TIM acts as an investment adviser or subadviser with investment objectives, policies and strategies that are substantially similar to those of the small/mid cap growth sleeves.


Fund                        Annual Management            Approximate
                            Fee (as a % of              Net Assets as
                            average net assets)         of 12/31/04


1. Thrivent Partner               0.50%                   $ 26.8 M
   Small Cap Growth
   Portfolio

2.  Thrivent Partner              0.50%                     N/A
    Small Cap Growth Fund                             (New Account
                                                       as of 6/30/05)



MANAGEMENT OF TRANSAMERICA

The table below lists the name, address, position with Transamerica and principal occupation during the past five years for the principal directors and executive officers of Transamerica.

NAME AND ADDRESS*                   POSITION WITH TRANSAMERICA
                                    AND PRINCIPAL OCCUPATION

Gary Uwe Rolle                   Principal, Managing Director,
                                 Chief Investment Officer

John Carmen Riazzi               Principal, Managing Director,
                                 Chief Executive Officer

Heidi Yewen Hu                   Principal, Managing Director,
                                 Portfolio Manager

Michelle Elizabeth Stevens       Principal, Managing Director,
                                 Portfolio Manager

Glenn Carleton Weirick           Principal, Managing Director,
                                 Portfolio Manager

Geoffrey Ira Edelstein           Principal, Managing Director,
                                 Portfolio Manager

Gregory Stephen Weirick          Principal, Managing Director,
                                 Portfolio Manager

Bradley Giles Slocum             Principal, Managing Director

David Warren Lubchenco           Principal, Managing Director




*The address of each person is:

For Gary Rolle, Glenn Weirick, Geoff Edelstein, Greg Weirick, and
Brad Slocum:  11111 Santa Monica Blvd, Ste 820, Los Angles, CA 90025

For Heidi Hu:
 1150 S. Olive Street, Ste 2700, Los Angeles, CA 90015

For John Riazzi and Michelle Stevens:
 Performance Place - 109 Main Street, Ste 700, Dayton, OH 45402

For David Lubchenco:
 4600 South Syracuse Street, Ste 1100, Denver, CO 80237

                       D-1

MANAGEMENT OF TRANSAMERICA

The table below lists the names and addresses of all parents of Transamerica and the basis of control of each parent by its immediate parent.


NAME AND ADDRESS*                        POSITION WITH TRANSAMERICA
                                          AND PRINCIPAL OCCUPATION

Transamerica Investment Services, Inc.   Owner - Transamerica
                                         Investment Management, LLC
                                         Performance Place
                                         109 N. Main Street, Ste 700
                                         Dayton, OH 45402

Transamerica Corporation                 Owner - Transamerica
                                         Investment Services, Inc.
                                         4333 Edgewood Rd NE
                                         Cedar Rapids, IA 52499

Aegon, N.V.                              Owner - Transamerica Corporation
                                         AEGONplein 50
                                         2501 CE The Hague,
                                         The Netherlands


                        D-2

EXHIBIT E

SHAREHOLDER INFORMATION

As of August 26, 2005, the Trustees and officers of the Trust, as a group, owned less than 1% of the outstanding shares of the Fund.

As of August 26, 2005, the owners, directly or indirectly, of more than 5% of any class of the outstanding shares of the Fund were as follows:


NAME                            ADDRESS              CLASS    SHARES/%
                                                              OF CLASS

PIMS/Prudential Retirement     5900 Corporate         A       68,695
As Nominee for the TTEE/Cust   Drive, Suite 200                 /13.40%
Plan Tri-State Orthopaedics    Pittsburgh, PA
& Sports                       15237


                        E-1

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End of Filing